UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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ASHFORD HOSPITALITY PRIME, INC.
(Name of the Registrant as Specified in its Charter)

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On April 4, 2016, Ashford Hospitality Prime, Inc. posted the following materials to www.AshfordPrimeFacts.com:

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LEADERSHIP YOU CAN RELY ON

EXPERIENCE YOU CAN TRUST

ASHFORD PRIME IS COMMITTED TO LONG-TERM STOCKHOLDER VALUE.

This website contains important information about Ashford Hospitality Prime's 2016 Annual Meeting and the steps we continue to take to create and maximize value for all of our stockholders.

INVESTOR PRESENTATION

READ THE OPEN LETTER

LEADERSHIP'S MESSAGE

Our strategy is to invest primarily in full-service and urban select-service hotels which are anticipated to generate RevPAR of at least twice the then current U.S. average

RESOURCES

We are dedicated to espousing myths with facts.

> March 2016 Management Track Record Presentation

INVESTOR PRESENTATION

READ THE OPEN LETTER

LEADERSHIP'S MESSAGE

Our strategy is to invest primarily in full-service and urban select-service hotels which are anticipated to generate RevPAR of at least twice the then current U.S. average RevPAR. In addition, we may invest in upper upscale and luxury hotels situated in resort markets when those hotels meet our stated RevPAR criteria. We will seek to acquire both premium branded and independent hotels.

EXPLORE MORE

RESOURCES

We are dedicated to espousing myths with facts.

- March 2016 Management Track Record Presentation
- March 2016 Investor Presentation
- March 2016 Investor Questions & Answers Presentation
- Press release (3/21/2016) - Ashford Prime Comments On Premature And Inaccurate Statements Made By Sessa Capital Regarding Annual Meeting

LATEST UPDATES

The Ashford Hospitality Prime Board of Directors ***strongly urges you to wait for the Company's proxy materials and proxy card,*** *which will be sent to you in due course. In the meantime,* ***DO NOT return the WHITE proxy card sent to you by Sessa Capital.***

If you have already sent back Sessa's white proxy card and would like to change your vote or if you have any questions, please call our proxy solicitor:

MacKenzie Partners, Inc.
Phone: *1-800-322-2885 or 212-929-5500*
Email: *proxy@MacKenziePartners.com*

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FAQs

What is management's long-term track record of shareholder capital stewardship? +

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? +

Why did the board decide to pursue a review of strategic alternatives? +

Why haven't you set a meeting date for the 2016 annual shareholders meeting? +

Why did you convert your marketable securities into a hedge fund investment? +

How would you describe your corporate governance? +

What was the rationale behind buying AINC stock? +

Why do you think your stock price has dropped since the spin-off? +

Has the strategic review process stalled? +

If Sessa's slate wins will AHP have to pay a termination fee? +

Why are you suing a large shareholder? +

Do you believe there are conflicts of interest at Ashford Prime? +

How did you come up with the termination fee? +

Can the termination fee be re-negotiated with Ashford Inc.? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Why does the advisor have the right to appoint the CEO of AHP? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

Do you believe there are conflicts of interest at Ashford Prime? +

How did you come up with the termination fee? +

Can the termination fee be re-negotiated with Ashford Inc.? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Why does the advisor have the right to appoint the CEO of AHP? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

Is the termination fee a golden parachute for Ashford management? +

Is it true that a change in the Board composition will not impact hotel operations? +

Do you think it's appropriate to have overlapping management? +

Why did you issue equity for the Bardessono acquisition? +

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015? +

How can selling hotel assets trigger the termination fee? +

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FAQs

What is management's long-term track record of shareholder capital stewardship? —

Ashford Trust (AHT) went public in 2003 as a blind pool IPO. Since its IPO, AHT has generated a total shareholder return of approximately 124%* compared to the peer average of approximately 88%*, so management's long-term track record as a steward of shareholder capital is excellent. In addition, AHP management interests are highly aligned with shareholders' through management's significant inside ownership stake. Maximizing shareholder value is our #1 objective.

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? +

FAQs

What is management's long-term track record of shareholder capital stewardship? +

What is your experience in running a hotel REIT or hotel investment platform? —

Many members of AHP's senior management have operated Ashford Trust since its IPO in 2003 and prior to that made hotel investments with private capital partners primarily through Remington. In fact, AHP's predecessor company was the largest buyer of hotel loans from the Resolution Trust Corporation (RTC) in the early 1990s. Management has a long, successful track record of making successful hotel investments across multiple lodging cycles.

Why did you spin-off Ashford Prime? +

Why did the board decide to pursue a review of strategic alternatives? +

FAQs

What is management's long-term track record of shareholder capital stewardship? +

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? —

Ashford Prime was spun off from Ashford Trust in late 2013 as a way to unlock the value of these high quality assets. We believed these assets were not getting valued appropriately inside of Ashford Trust given Ashford Trust's diversified portfolio and opportunistic investment strategy, so we believed Ashford Prime would trade at a premium multiple to Ashford Trust given its more well defined investment strategy focused on investing in luxury, high quality hotel assets.

Why did the board decide to pursue a review of strategic alternatives? +

Why haven't you set a meeting date for the 2016 annual shareholders meeting? +

FAQs

What is management's long-term track record of shareholder capital stewardship? +

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? +

Why did the board decide to pursue a review of strategic alternatives? —

When we initially spun-off Ashford Prime, it traded at about a 2-3x EBITDA multiple premium to AHT, but the stock price has underperformed since those initial days after the spin-off. We took several steps to improve value including buying back about 5% of our outstanding shares at prices below NAV, doubling the common dividend, strong operational performance from our hotel assets, issuing convertible preferred equity and acquiring high quality hotel assets, and refinancing debt at lower interest rates to improve our cash flow. However, the stock continued to underperform. As a result, in August, the board announced that it had engaged a financial advisor and was exploring strategic alternatives.

What is management's long-term track record of shareholder capital stewardship? +

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? +

Why did the board decide to pursue a review of strategic alternatives? +

Why haven't you set a meeting date for the 2016 annual shareholders meeting? —

Since AHP has been public it has never announced a meeting date by March 17, which is when Sessa irrationally accused us of not having set our annual meeting date by. The meeting date is announced when we file our proxy, which we plan to file soon.

Why did you convert your marketable securities into a hedge fund investment? +

How would you describe your corporate governance? +

What was the rationale behind buying AINC stock? +

What is management's long-term track record of shareholder capital stewardship? +

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? +

Why did the board decide to pursue a review of strategic alternatives? +

Why haven't you set a meeting date for the 2016 annual shareholders meeting? +

Why did you convert your marketable securities into a hedge fund investment? —

It was an attractive, low volatility strategy that was a way for us to get returns on our excess cash.

How would you describe your corporate governance? +

What was the rationale behind buying AINC stock? +

Why do you think your stock price has dropped since the spin-off? +

What is your experience in running a hotel REIT or hotel investment platform? +

Why did you spin-off Ashford Prime? +

Why did the board decide to pursue a review of strategic alternatives? +

Why haven't you set a meeting date for the 2016 annual shareholders meeting? +

Why did you convert your marketable securities into a hedge fund investment? +

How would you describe your corporate governance? —

We believe our corporate governance is excellent. Examples include:

- We have a non-staggered board
- We have opted out of the Maryland Anti-takeover Act
- We have no poison pill
- We have a lead director that is independent
- Five of our seven directors are independent
- We also have a charter provision requiring that related party transactions be approved by disinterested directors

What was the rationale behind buying AINC stock? +

Why do you think your stock price has dropped since the spin-off? +

How would you describe your corporate governance?

What was the rationale behind buying AINC stock?

We acquired a stake in AINC in August of 2015. We viewed this opportunity as a chance to get a significant stake in our advisor at an attractive price given the very low trading volume and the fact that the price was consistent with the 90-day VWAP. Since then, the AINC stock has dropped in price, but so has all asset managers' stock prices. We believe this investment will prove to be very attractive for AHP shareholders over time, and more importantly will more closely align our advisor, AINC, with AHP.

Why do you think your stock price has dropped since the spin-off?

Has the strategic review process stalled?

If Sessa's slate wins will AHP have to pay a termination fee?

Why are you suing a large shareholder?

Do you believe there are conflicts of interest at Ashford Prime?

How did you come up with the termination fee?

Can the termination fee be re-negotiated with Ashford Inc.?

How would you describe your corporate governance? +

What was the rationale behind buying AINC stock? +

Why do you think your stock price has dropped since the spin-off? —

The entire industry has traded down since the time of AHP's spinoff. We have taken multiple steps to increase our value including buying back stock, doubling the common dividend, lowering our cost of debt through attractive refinancings, and acquiring high quality assets at attractive prices. In August of 2015, our board of directors announced that they had engaged Deutsche Bank Securities as financial advisor to assist in exploring strategic alternatives, including a possible sale of the company. Further, the stock dropped approximately 18% the week following Sessa proxy contest announcement.

Has the strategic review process stalled? +

If Sessa's slate wins will AHP have to pay a termination fee? +

Why are you suing a large shareholder? +

Do you believe there are conflicts of interest at Ashford Prime? +

How did you come up with the termination fee? +

Can the termination fee be re-negotiated with Ashford Inc.? +

What was the rationale behind buying AINC stock?

Why do you think your stock price has dropped since the spin-off?

Has the strategic review process stalled?

The strategic review process is not stalled at all as the "activist" Sessa would like you to believe. In fact, it's just the opposite. The board has been very actively engaged in reviewing strategic alternatives for the company and when the time is right to make a public announcement the board will do so. The strategic alternative processes that we have seen have averaged 10 months.

If Sessa's slate wins will AHP have to pay a termination fee?

Why are you suing a large shareholder?

Do you believe there are conflicts of interest at Ashford Prime?

How did you come up with the termination fee?

Can the termination fee be re-negotiated with Ashford Inc.?

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP?

Why do you think your stock price has dropped since the spin-off? +

Has the strategic review process stalled? +

If Sessa's slate wins will AHP have to pay a termination fee? —

The Company believes that Sessa has not satisfied AHP's bylaw information and procedural requirements in nominating their slate; further we have uncovered several factors that give us grave concerns about the quality of their nominees including several years of resume padding, potential insider trading and possible 13D violations. In light of these concerns and the fact that we believe these proposed nominees are not eligible to stand for election to our Board, it is highly unlikely there is any basis for the current Board to approve these nominees such that the Termination Fee would not be triggered.

Why are you suing a large shareholder? +

Do you believe there are conflicts of interest at Ashford Prime? +

How did you come up with the termination fee? +

Can the termination fee be re-negotiated with Ashford Inc.? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Has the strategic review process stalled?

If Sessa's slate wins will AHP have to pay a termination fee?

Why are you suing a large shareholder?

Sessa Capital, unilaterally and surprisingly filed suit against Ashford Prime, each of the Prime directors, and Ashford Inc. We wish they wouldn't have gone down the litigation path, but once they did, we felt like we needed to defend what's in the best interest of shareholders and respond with our counterclaims. We believe their reckless proxy contest has the potential to significantly destroy shareholder value, and we believe Ashford Prime shareholders would be best served if Sessa withdrew their purported proxy solicitation and allowed the existing board to conclude the review of strategic alternatives without the distraction of Sessa's proxy contest.

Do you believe there are conflicts of interest at Ashford Prime?

How did you come up with the termination fee?

Can the termination fee be re-negotiated with Ashford Inc.?

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP?

Why does the advisor have the right to appoint the CEO of AHP?

Has the strategic review process stalled?

If Sessa's slate wins will AHP have to pay a termination fee?

Why are you suing a large shareholder?

Do you believe there are conflicts of interest at Ashford Prime?

We believe our 7-member board comprised of 5 independent directors along with an independent lead director mitigates and appropriately evaluates any potential conflicts of interest. All conflicted transactions are decided upon by a committee of uninterested, independent directors. We believe that transactions between the Ashford companies are in the best interest of Ashford Prime shareholders, conducted by independent committees, and Sessa's claim of conflicts is just another tactic they are using to attempt to cast doubt and recklessly take over the company, which could trigger a termination fee in the hundreds of millions of dollars.

How did you come up with the termination fee?

Can the termination fee be re-negotiated with Ashford Inc.?

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP?

Why does the advisor have the right to appoint the CEO of AHP?

If Sessa's slate wins will AHP have to pay a termination fee? +

Why are you suing a large shareholder? +

Do you believe there are conflicts of interest at Ashford Prime? +

How did you come up with the termination fee? —

The termination fee has been in place since the spin-off from AHT. Investors in AHT at the time were on both sides of the transaction meaning they received shares in the Advisor as well as the Advisee so they should have been indifferent to the calculation of the fee. If you bought AHP stock post spin-off the termination fee calculation methodology was disclosed in the advisory agreement for your reference before purchase. The methodology of the fee calculation was to replace the economics lost to the advisor, should the contract be terminated.

Can the termination fee be re-negotiated with Ashford Inc.? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Why does the advisor have the right to appoint the CEO of AHP? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How did you come up with the termination fee? +

Can the termination fee be re-negotiated with Ashford Inc.? —

The advisory agreement is a contractual obligation between two publicly-traded companies. The AINC board has shown a willingness to re-negotiate the Advisory Agreement when considered on the whole, on commercial terms, with the current AHP board should it also be in AINC's best interests too, but we do not believe that they will negotiate with Sessa's purported slate of director nominees in light of Sessa's actions throughout the proxy contest. The Company believes that the best likelihood of a renegotiated termination fee, if any, as well as other Advisory Agreement covenants would be between AINC and the current board of AHP as opposed to hostile litigation between Sessa and AINC.

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Why does the advisor have the right to appoint the CEO of AHP? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

Can the termination fee be re-negotiated with Ashford Inc.? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? —

No. As of 12/31/15 Chairman Bennett had approximately 80% more stock in AHP than AINC – 1.8 million shares/units of AHP worth $18 million and approximately 222,000 shares of AINC worth $9.8 million

Why does the advisor have the right to appoint the CEO of AHP? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Why does the advisor have the right to appoint the CEO of AHP? —

This was a term that was added during the amendment to the advisory agreement that addressed key money. The advisor wanted to make sure that at least the CEO of the REIT could be appointed by the advisor if the advisor was going to commit to providing key money to the REIT to help it grow accretively.

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

Is the termination fee a golden parachute for Ashford management? +

Since Chairman Bennett owns so much more of AINC than AHP isn't he financially incentivized to benefit AINC at the expense of AHP? +

Why does the advisor have the right to appoint the CEO of AHP? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? —

Monty Bennett has contributed to Matt Rinaldi's political campaigns, but in amounts well below the threshold set in our corporate governance guidelines that would impact Mr. Rinaldi's independence. Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to our board of directors.

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns?

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns?

Monty Bennett has contributed to Stefani Carter's political campaigns, but in amounts well below the threshold set in our corporate governance guidelines that would impact Ms. Carter's independence. Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to our board of directors.

How is Andrew Strong independent if he and Monty Bennett went to high school together?

How can Monty Bennett be the executive of so many entities and run them all effectively?

Do you believe executives should be compensated by each Ashford entity?

Do you believe your independent directors are independent?

Is the termination fee a golden parachute for Ashford management?

Is it true that a change in the Board composition will not impact hotel operations?

Do you think it's appropriate to have overlapping management?

How is Matt Rinaldi independent if Monty Bennett has contributed to his political campaigns? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? —

Monty Bennett and Andrew Strong did go to the same high school, but we don't believe that impacts Andrew Strong's independence. His selection as an independent director had nothing to do with their high school connection, but rather Andrew's experience from a legal and business standpoint. Mr. Strong brings his extensive business and management experience as the former President and Chief Executive Officer of Kalon Biotherapeutics, LLC, including his experience raising seed funding and follow-on capital for the company, in addition to his extensive legal experience as General Counsel and System Compliance Officer for the Texas A&M University System and as a partner at two law firms, to our board of directors.

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

Is the termination fee a golden parachute for Ashford management? +

Is it true that a change in the Board composition will not impact hotel operations? +

How is Stefani Carter independent if Monty Bennett has contributed to her political campaigns? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

How can Monty Bennett be the executive of so many entities and run them all effectively? —

Monty has successfully led multiple companies for several years. He delegates a lot of his responsibilities to individual members of the respective management teams, but the Company believes that his ability to lead each company effectively is not impacted at all by the multiple companies he oversees especially given the current size of the platforms.

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

Is the termination fee a golden parachute for Ashford management? +

Is it true that a change in the Board composition will not impact hotel operations? +

Do you think it's appropriate to have overlapping management? +

Why did you issue equity for the Bardessono acquisition? +

How is Andrew Strong independent if he and Monty Bennett went to high school together? +

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? —

Our executive team's salaries and bonuses are paid by Ashford Inc. The executives can earn equity compensation from the REITs at the discretion of the compensation committees of those respective boards. The equity compensation typically is performance based and is only earned if certain performance thresholds are achieved over a period of time. We believe this highlights and reinforces the alignment we have between the advisor and the REIT.

Do you believe your independent directors are independent? +

Is the termination fee a golden parachute for Ashford management? +

Is it true that a change in the Board composition will not impact hotel operations? +

Do you think it's appropriate to have overlapping management? +

Why did you issue equity for the Bardessono acquisition? +

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? —

Yes. Our board has determined that our independent directors meet the NYSE listing standards for independence and our corporate governance guidelines. Further, our independent directors were approved by approximately 90% of voted shares last year.

Is the termination fee a golden parachute for Ashford management? +

Is it true that a change in the Board composition will not impact hotel operations? +

Do you think it's appropriate to have overlapping management? +

Why did you issue equity for the Bardessono acquisition? +

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015? +

How can selling hotel assets trigger the termination fee? +

How can Monty Bennett be the executive of so many entities and run them all effectively? +

Do you believe executives should be compensated by each Ashford entity? +

Do you believe your independent directors are independent? +

Is the termination fee a golden parachute for Ashford management? —

No. The termination fee is paid to Ashford Inc. Ashford Inc. is a publicly traded company. Anyone can buy the stock if they want to and can participate in the termination fee.

Is it true that a change in the Board composition will not impact hotel operations? +

Do you think it's appropriate to have overlapping management? +

Why did you issue equity for the Bardessono acquisition? +

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015? +

How can selling hotel assets trigger the termination fee? +

Is the termination fee a golden parachute for Ashford management? +

Is it true that a change in the Board composition will not impact hotel operations? —

No. A change in 4 or more directors could trigger a change of control that could result in a termination of the advisory agreement. If that were to happen, shareholders would lose the benefit of Ashford's industry leading asset management team. It's true that the hotel property management agreements would not be impacted, but the oversight of those property managers and the implementation of revenue strategies, capital expenditures, cost savings initiatives, etc. would severely be impacted and could result in a significant drop in cash flow for the REIT.

Do you think it's appropriate to have overlapping management? +

Why did you issue equity for the Bardessono acquisition? +

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015? +

How can selling hotel assets trigger the termination fee? +

Do you think it's appropriate to have overlapping management?

The Ashford management team has been together a long time and together have created a lot of value for shareholders. We believe having the management team running each of the Ashford platforms is a huge competitive advantage.

Why did you issue equity for the Bardessono acquisition?

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015?

How can selling hotel assets trigger the termination fee?

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Why did you issue equity for the Bardessono acquisition?

The acquisition of the Bardessono was funded primarily with convertible preferred equity at a conversion price of $18.90 per share. This price is almost 90% above the current market price of AHP. This transaction was done as a private placement with a single investor, and there was a very small amount of common equity that was issued to that same party as part of that transaction. We believe the acquisition of the Bardessono Hotel will be accretive to long-term shareholder value for AHP shareholders.

Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015?

How can selling hotel assets trigger the termination fee?

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Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015?

—

No. The amendment to the advisory agreement has gives and gets for Ashford Prime. The biggest gets included the opportunity to receive key money from AINC, which Ashford Prime has already received as part of its acquisition of the Bardessono, and the ability to terminate the advisory agreement for no fee in the event of a change of control at AINC. These changes were negotiated by the lead directors of each platform and approved by the independent directors.

How can selling hotel assets trigger the termination fee?

+

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Did the Ashford Prime board breach its fiduciary duty to shareholders in agreeing to the amendment to the advisory agreement in June 2015? +

How can selling hotel assets trigger the termination fee? —

The sale of a significant amount of assets over a defined period of time would trigger the termination fee. This was added to protect the advisor from a scenario where the Ashford Prime board sought to avoid the termination fee by selling assets over time rather than all at once. In exchange, Ashford Prime received many benefits for this concession, including free "key money" from the advisor, which it has already received as part of its acquisition of the Bardessono. Similar terms are often included in asset management agreements.

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TAKE NO ACTION

DEAR ASHFORD HOSPITALITY PRIME STOCKHOLDER:

By now you may have received proxy materials from Sessa Capital ("Sessa") seeking your vote for the election of five of Sessa's hand-picked representatives to Ashford Prime's Board of Directors at the Company's 2016 Annual Meeting of Stockholders. **Sessa's actions are subject to ongoing litigation as the Company believes that their proxy is based on false claims as well as material misrepresentations.**

The Ashford Prime Board of Directors strongly urges you NOT to vote on the WHITE proxy card sent to you by Sessa, and to wait for the Company's proxy materials which we will be sending to you once the annual shareholder's meeting has been scheduled. The course of action Sessa is proposing could result in a contractual obligation for the Company to render a significant termination payment to our advisor, which we estimate to be hundreds of millions of dollars, thus representing material erosion to shareholder value. The payment would not become due if a majority of the incumbent board first approved Sessa's nominees. However, the Company's investigation to date has uncovered a number of concerns with Sessa's proposed nominees, including multiple instances of resume padding and potential insider trading violations. Accordingly, the Company does not expect to be in a position to approve Sessa's proposed nominees prior to the annual meeting.

Please discard any proxy materials you receive from Sessa. We urge you NOT to vote any proxy card sent to you by Sessa and to wait for the Company's proxy materials so that you can make a fully informed decision.

YOUR BOARD IS COMMITTED TO MAXIMIZING VALUE FOR ALL SHAREHOLDERS

Ashford Prime and the Company's Board are firmly committed to maximizing stockholder value, thoughtfully and rigorously exploring all options and efficiently executing the outcome that is in your best interests. With the support of independent legal and financial advisors, the Company is currently conducting a thorough review of strategic alternatives, potentially including a sale of the Company. Sessa's allegations that Ashford Prime is "stalling" and not making progress with respect to this review are factually incorrect and baseless.

We believe that Sessa is attempting to seize control of the Ashford Prime Board in order to force a quick sale of the Company. In addition, Sessa is pursuing a distracting and potentially extremely expensive proxy fight and litigation strategy that the Company believes is based on false claims, material misrepresentations and omissions intended to mislead our stockholders.

The Company has filed a lawsuit in the United States District Court for the Northern District of Texas against Sessa and its proposed director nominees seeking an injunction to prevent Sessa from proceeding with its proxy contest to seize control of the Ashford Prime Board. Ashford Prime brought this lawsuit in order to protect its stockholders from having to vote on Sessa's slate with incomplete and materially misleading information about who Sessa's nominees are and what they plan to do should they obtain control of Ashford Prime's Board.

Our Board, comprised of seven highly-qualified and engaged directors, including five independent directors, has been and remains fully committed to ensuring that the Company pursues the path that will maximize value for all stockholders.

Take No Action

Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel. Moelis & Company is acting as financial advisor to Ashford Prime in connection with Sessa's proxy contest and Deutsche Bank Securities Inc. is acting as independent financial advisor in connection with the Company's strategic review process. The Ashford Prime Board unanimously, and without reservation, recommends that stockholders take no action in response to Sessa's proxy materials.

Soon you will be receiving the Company's proxy materials and proxy card. **We urge you NOT to vote any proxy card sent to you by Sessa and to wait for the Company's proxy materials so that you can make a fully informed decision.**

Sincerely,

Monty J. Bennett
Chairman & CEO

The Ashford Hospitality Prime Board of Directors ***strongly urges you to wait for the Company's proxy materials and proxy card****, which will be sent to you in due course. In the meantime,* ***DO NOT return the WHITE proxy card sent to you by Sessa Capital.***

If you have already sent back Sessa's white proxy card and would like to change your vote or if you have any questions, please call our proxy solicitor:

MacKenzie Partners, Inc.
Phone: 1-800-322-2885 or 212-929-5500

Email: *proxy@MacKenziePartners.com*

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KEY FACTS

About Ashford Prime | About Sessa

ABOUT ASHFORD PRIME

Strong alignment of interest +

Strong corporate governance +

Committed to the interest of stockholders +

Diversified platform +

ABOUT SESSA

No strategic business plan +

Misinformation and mischaracterization +

No lodging & hospitality experience +

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KEY FACTS

ABOUT ASHFORD PRIME

Strong alignment of interest

—

- Highest insider ownership of any hotel REIT
- Fewer conflicts than internally managed peers
- Incentive fee based on total return outperformance vs. peers
- Advisor is publicly traded

ABOUT ASHFORD PRIME

Strong alignment of interest

Strong corporate governance

- Highly-qualified, non-staggered board
- 7 member board with 5 independent directors
- Opted out of MUTA
- Management team has been together since inception and has generated superior long-term returns for shareholders

Committed to the interest of stockholders

Diversified platform

Strong corporate governance +

Committed to the interest of stockholders —

- Bought back ~5% of Ashford's outstanding shares and doubled common dividend
- Refinanced debt at lower interest rates to improve cash flow
- Board has announced exploration of strategic alternatives and engaged financial advisor (prior to Sessa's involvement)
- Special committee has retained a financial advisor
- Strategic reviews should be governed by the quality and thoroughness of the reviews, not by some arbitrary sense of time

Diversified platform +

About Sessa

No strategic business plan +

ABOUT ASHFORD PRIME

Strong alignment of interest +

Strong corporate governance +

Committed to the interest of stockholders +

Diversified platform —

- Investment of AINC stock allows AHP shareholders to participate in the economics of AINC and we believe it will be an attractive investment for AHP
- Created hedge fund to express Ashford's views in the public markets due to its deep understanding of real estate drivers, risks and opportunities
- This separately managed account converted into a hedge fund LP interest in Q3 & changed the balance sheet treatment but not the substance of the investments
- The liquidity and investment strategy did not change as part of the conversation
- We viewed this as an attractive opportunity to acquire a large, 9.7% stake in the company without driving the price up ($90 price equated to 90-Day VWAP at the time)

ABOUT SESSA

No strategic business plan

—

- Replacing majority of board could trigger termination fee payable to advisor in the hundreds of millions of dollars if board does no first approve Sessa nominees
- The Company believes the election of Sessa's nominees could result in hostile relationship with advisor that, given Sessa's litigation strategy, would likely destroy value
- Sessa has articulated no actionable plan other than litigation
- Sessa has not articulated any plan to maximize value
- Based on its prior comments about a sale of the Company, Sessa may be seeking to make a quick profit on its estimated $13.43 cost basis
- The Company believes that the existing board is in a better position to negotiate with Ashford Inc. than Sessa's slate

Misinformation and mischaracterization

+

No lodging & hospitality experience

+

ABOUT SESSA

No strategic business plan +

Misinformation and mischaracterization —

- The advisory agreement is a contractual obligation between two payable companies
- The Company believes that Sessa violated multiple key Company bylaw provisions, causing Sessa's purported director nominees to be ineligible to stand for election despite being given several opportunites to correct such violations
- The Company has identified nearly a dozen instances of Sessa's hand-picked nominee, Phillip B. Livingston, apparently misrepresenting himself as a Certified Public Accountant, which the Company believes casts serious doubt upon the suitability of Livingston to serve as a director and Sessa's ability to conduct simple diligence on its own nominees
- Sessa initially failed to disclose proposed nominee Phillip Livingston's ownership of AHP stock

No lodging & hospitality experience +

Misinformation and mischaracterization +

No lodging & hospitality experience —

- Sessa's proposed slate has no lodging experience and includes nominees with a history of aligning with activists
- Sessa has no experience with investments in lodging or hotel market cycles
- Sessa's plan would remove highly qualified board with long tenure of hospitality experience
- Proxy contest costly for shareholders and time consuming for management and current board

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BOARD OF DIRECTORS

AGGREGATE 44 YEARS OF PUBLIC BOARD AND REAL ESTATE EXPERIENCE



MONTGOMERY J. BENNETT
Chairman

- 13 years of public board experience
- Founder, Chairman, & CEO of AHP



CURTIS B. MCWILLIAMS
Lead Director

- 10 years of public board experience
- Previously CEO of CNL Real Estate Advisors and previously CEO of Trustreet Properties



DOUGLAS A. KESSLER
President

- 2 years of public board experience
- President of AHP



STEFANI D. CARTER
Independent Director

- 2 years of public board experience
- Partner at the law firm of Stefani Carter & Associates, LLC



Stefani D. Carter
Independent Director

- 2 years of public board experience
- Partner at the law firm of Stefani Carter & Associates, LLC



Matthew D. Rinaldi
Independent Director

- 2 years of public board experience
- Counsel at the law firm of Dykema Cox Smith



W. Michael Murphy
Independent Director

- 13 years of public board experience
- Head of Lodging and Leisure Capital Markets of the First Fidelity Mortgage Corporation



Andrew L. Strong
Independent Director

- 2 years of public board experience
- Partner at the law firm of Pillsbury Winthrop Shaw Pittman, LLP

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MANAGEMENT

MANAGEMENT TEAM WITH 139 YEARS OF RELEVANT INDUSTRY EXPERIENCE



MONTGOMERY J. BENNETT
Chief Executive Officer & Chairman of the Board

- 27 years of hospitality experience
- 13 years with Ashford (14 years with Ashford predecessor)
- Cornell School of Hotel Administration BS
- Cornell S.C. Johnson MBA



DOUGLAS A. KESSLER
President

- 20 years of hospitality experience
- 13 years with Ashford
- 10 years with Goldman Sachs
- Stanford BA, MBA



DAVID A. BROOKS
Chief Operating Officer, General Counsel

- 24 years of hospitality experience
- 13 years with Ashford (11 years with Ashford predecessor)
- University of North Texas BS, University of Houston JD



DERIC S. EUBANKS, CFA
Chief Financial Officer

- 16 years of hospitality experience
- 13 years with Ashford
- 3 years with ClubCorp
- Southern Methodist University BBA

MARK L. NUNNELEY

David A. Brooks
Chief Operating Officer, General Counsel

- 24 years of hospitality experience
- 13 years with Ashford (11 years with Ashford predecessor)
- University of North Texas BS, University of Houston JD



Deric S. Eubanks, CFA
Chief Financial Officer

- 16 years of hospitality experience
- 13 years with Ashford
- 3 years with ClubCorp
- Southern Methodist University BBA

Mark L. Nunneley
Chief Accounting Officer

- 31 years of hospitality experience
- 13 years with Ashford (18 years with Ashford predecessor)
- Pepperdine University BS, University of Houston MS, CPA

Jeremy J. Welter
EVP of Asset Management

- 10 years of hospitality experience
- 5 years with Ashford (5 years with Ashford predecessor)
- 5 years with Stephens Investment Bank
- Oklahoma State University BS



J. Robinson Hays
Chief Strategy Officer

- 11 years of hospitality experience
- 11 years with Ashford
- 3 years of M&A experience at Dresser Inc. & Merrill Lynch
- Princeton University AB

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PERFORMANCE

LONG TERM TRACK RECORD OF CREATING VALUE

- RevPAR growth #1 amongst its peers in 2015
- Exceeded its defined peers in total shareholder revenue in 2015 and outperformed the peer average by approximately 1,600 basis points
- Built significant liquidity, with net working capital of approximately $169 million, as of December 31, 2015
- Increased asset base by 50% since spin off
- Increased portfolio RevPAR since spin-off by over 40% to $199 as of 12/31/15
- Increased dividend by 100% since spin-off

Total Shareholder Return Graphic

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Total Shareholder Return


Significant long-term outperformance proves management's ability to create value for shareholders over time
67%
97%
-15%
42%
-35%
22%
-8%
128%
185%
829%
49%
105%
14%
22%
48%
44%
Inception
10-Yr
9-Yr
8-Yr
7-Yr
6-Yr
5-Yr
4-Yr
Peer Avg
AHT

(1) Since IPO on August 26, 2003
Peer average includes: CHSP, CLDT, DRH, FCH, HT, INN, LHO, RLJ, SHO
Returns as of 1/11/16
Source: SNL

Latest Updates

All Presentation Press Release

Management Track Record – March 2016

March 1, 2016

AHP presentation highlighting management's track record More →

March 2016 Investor Questions & Answers Presentation

March 1, 2016

Frequently asked questions and answers surrounding Ashford Hospitality Prime and Sessa More →

AHP Company Presentation – March 2016

March 1, 2016

Ashford Prime is under attack from what the Company believes is an irresponsible and inexperienced shareholder More →

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ASHFORD FACTS
HOSPITALITY PRIME

KEY FACTS | FAQS | PERFORMANCE | LEADERS | UPDATES | HOW TO VOTE

LATEST UPDATES

All | Presentation | Press Release

Ashford Prime Files Presentation Further Highlighting Management

March 31, 2016

Highlights Management's Alignment with Investors and Robust Operational, Capital Markets and Industry Expertise
More →

Ashford Prime Comments on Premature and Inaccurate Statements Made By Sessa Capital Regarding Annual Meeting

March 21, 2016

Sessa's Statements Demonstrate Serious Lack of Public Company Knowledge. Sessa's Track Record of Inexperience and Missteps Continues to Grow. More →

Ashford Prime applauds Sessa's Decision to Dismiss its Misguided Maryland Litigation

March 15, 2016

Apparent Resume Discrepancy Discovered on Sessa's Slate. Company Continues to Pursue Strategic Alternatives.
More →

Ashford Prime Declares Dividends For First Quarter of 2016

March 14, 2016

Ashford Hospitality Prime, Inc. (NYSE: AHP) ("Ashford Prime" or the "Company") today announced that its Board of Directors declared a quarterly cash dividend of $0.10 per diluted share for the Company's common stock for the first quarter ending March 31, 2016. More →

Ashford Prime Seeks Declaratory Judgment Confirming Sessa's

March 11, 2016

Alleges numerous violations of company bylaws invalidate purported nomination notice. More →

Ashford Prime Urges Stockholders to Take No Action in Response to Sessa Capital's Proxy Materials

Ashford Prime Seeks Declaratory Judgment Confirming Sessa's

March 11, 2016

Alleges numerous violations of company bylaws invalidate purported nomination notice. More →

Ashford Prime Urges Stockholders to Take No Action in Response to Sessa Capital's Proxy Materials

March 9, 2016

Ashford Hospitality Prime Board Currently Conducting Review of Strategic Alternatives to Maximize Value for All Stockholders Company believes Sessa's proxy is based on false claims and material misrepresentations, is subject to ongoing litigation, & Recommends that Stockholders NOT vote on the WHITE proxy card from Sessa Capital and wait for the Company's proxy materials and proxy card More →

Ashford Prime Files Motion to Dismiss in Response to Sessa's Frivolous and Meritless Lawsuit

March 1, 2016

The Company believes that the claims brought by Sessa in Maryland are frivolous and without merit and, based on the Company's interactions with Sessa to date, are merely another part of a coordinated campaign to gain control and force a quick sale of the Company. More →

Ashford Prime Files Lawsuit Against Sessa

February 25, 2016

Alleges False Claims, Material Misrepresentations and Omissions Were Intended to Mislead Ashford Prime Shareholders More →

Ashford Prime Reports Fourth Quarter and Year End 2015 Results

February 25, 2016

The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA are comparable assuming each of the hotel properties in the Company's hotel portfolio as of December 31, 2015 were owned as of the beginning of each of the periods presented. More →

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GET THE FACTS ON ASHFORD PRIME

MYTH
AHP's Board of Directors has weak corporate governance.

FACT
AHP has an independent, non-overlapping Board of Directors.

MYTH
AHP's termination fee is unreasonable.

FACT
AHP's termination fee has been there since day 1 and is part of a valid contract.

MYTH
Sessa Capital's nominees are qualified to be on AHP's Board of Directors.

FACT
Sessa Capital's proposed slate has no relevant lodging experience.

MYTH
Sessa Capital has a plan to maximize value at AHP.

FACT
Sessa Capital has not articulated an actionable plan other than to seek a quick sale while pursuing a costly litigation strategy.